EXHIBIT 10.11 1 [Performance Period] PERFORMANCE SHARES AGREEMENT This [Performance Period] PERFORMANCE SHARES AGREEMENT (this “Agreement”) is made and entered into as of [month, day, year] between OMNOVA Solutions Inc., an Ohio corporation (the “Company”), and [executive name] (“Executive”). WHEREAS, under the terms of the OMNOVA Solutions Inc. 2017 Equity Incentive Plan as in effect on the date hereof (the “Plan”), the Company is authorized to issue performance shares. NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties hereto agree as follows: 1. Grant of Target Performance Shares. Subject to the terms of this Agreement and the Plan, the Executive is hereby granted a target number of Performance Shares as set forth on Exhibit 1, which is attached to and forms a part of this Agreement. Each Performance Share represents the right to receive one common share, par value $0.10 per share, of the Company (each, a “Common Share”), subject to satisfaction of Management Objectives and the terms and conditions set forth in this Agreement and the Plan. The Performance Shares shall be credited to a separate account maintained for the Executive on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company. 2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on December 1, [year] and ending on November 30, [year]. 3. Management Objectives. (a) The number of Performance Shares the Executive will actually earn for the Performance Period (up to the maximum number of Performance Shares specified on Exhibit 1) will be determined by the level of achievement against the Management Objectives specified on Exhibit 1. All determinations as to whether the Management Objectives have been achieved, the number of Performance Shares earned by the Executive, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion. (b) Promptly following completion of the Performance Period, the Committee will confirm in writing (a) whether, and to what extent, the Management Objectives for the Performance Period have been achieved, and (b) the number of Performance Shares that the Executive has earned, if any. 4. Vesting. (a) Ordinary Vesting. The Performance Shares are subject to forfeiture until they vest. Except as otherwise provided herein, the Performance Shares will vest and become nonforfeitable on the date the Committee certifies the achievement of the Management Objectives in accordance with Section 3 (the “Vesting Date”). The number of Performance Shares that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Management Objectives set forth in Exhibit 1 and shall be rounded to the nearest whole Performance Share. (b) Separation from Service due to Death, Disability or Retirement. If Executive experiences a Separation from Service from the Company by reason of his or her death, Disability, or Retirement, then (1) if the Performance Period for the Performance Shares has been completed, then such shares shall vest on the Vesting Date set forth in Section 4(a) or (2) if the Performance Period for the Performance Shares has not been completed, the Performance

EXHIBIT 10.11 2 Shares will vest on the Vesting Date as provided for in Section 4, based upon actual achievement of the Management Objectives during the applicable Performance Period, provided that any payment or distribution of Performance Shares shall be prorated in proportion to the amount of the Performance Period that had actually been completed at the time of the Participant’s Separation from Service due to death, Disability or Retirement. (c) Change in Control Vesting. i. Failure to Receive a Replacement Award. If, prior to or in connection with the Change in Control, Executive does not receive a Replacement Award in exchange for his or her Performance Shares, then the Vesting Date of the Performance Shares shall be deemed to be the date and time that is immediately prior to the Change in Control, any Management Objectives shall be deemed to have been satisfied at the target level, and such Performance Shares shall be, or shall be deemed to have, settled as of the date and time that is immediately prior to the Change in Control. Any Replacement Award granted to Executive shall be deemed a complete and full substitution for, and shall be accepted in full satisfaction of, the Performance Shares. ii. Separation from Service Following Change in Control. If Executive has received as Replacement Award prior to or in connection with a Change in Control and, following the Change in Control, Executive terminates his or her employment for Good Reason, or Employee is involuntarily terminated for reasons other than for Cause, in either case within twenty four (24) months of the Change in Control, then the Vesting Date of the Replacement Awards shall be deemed to be the date of such termination, any Management Objectives shall be deemed to have been satisfied at the target level, and such Replacement Awards shall be settled promptly settled in the manner specified in Section 5, below. (d) Other Separations from Service. If Executive’s employment by the Company terminates other than as provided for in Sections 4(b) or 4(c) above, then the Performance Shares will be forfeited and cancelled as of such date. Notwithstanding the foregoing, by a majority vote, the Committee shall have the right, in its sole discretion, to waive the forfeiture of all or any portion of such Performance Shares subject to such terms as it deems appropriate. 5. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the Performance Shares are settled in accordance with Section 5, neither the Performance Shares nor any rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Shares or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Performance Shares will be forfeited by the Executive and all of the Executive’s rights to such units shall immediately terminate without any payment or consideration by the Company. 6. Shareholder Rights. The Executive shall not have any rights of a shareholder with respect to the Common Shares underlying the Performance Shares unless and until the Performance Shares vest and are settled by the issuance of such Common Shares. Upon and following the settlement of the Performance Shares, the Executive shall be the record owner of the Common Shares issued in satisfaction of the Performance Shares unless and until such shares are sold or otherwise disposed of by Executive, and as record owner Executive shall be entitled to all rights of a shareholder of the Company (including voting rights). 7. Automatic Dividend Reinvestment. If, prior to the settlement date, the Company declares a cash or stock dividend on its Common Shares, then, on the payment date of the dividend, the Account

EXHIBIT 10.11 3 shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to Executive if Executive had held an amount of Common Shares equal to the target number of Performance Shares on such payment date. The dividend equivalents credited to the Executive’s Account will be deemed to be reinvested in additional Performance Shares (rounded to the nearest whole share) and will be subject to the same terms and conditions as the Performance Shares to which they are attributable and shall vest or be forfeited at the same time as the Performance Shares to which they are attributable. Such additional Restricted Share Units shall also be credited with additional Performance Shares as any further dividends are declared. 8. Adjustments. If any change is made to the outstanding Common Shares or the capital structure of the Company the Restricted Share Units shall be adjusted or terminated to the extent contemplated by Section 11 of the Plan. 9. Settlement. Except as otherwise provided in this Agreement, payment in settlement of Performance Shares earned in accordance with the provisions of Section 3 will be delivered [in Common Shares / in cash-equivalent value] as soon as practicable after the end of the Performance Period but in no event later than two and one-half months following the conclusion of such Performance Period; provided, however, that prior to payment, the Committee has completed the confirmations required under Section 1(b) (the date on which such settlement occurs, the “Settlement Date”). 10. Beneficiary Designation. Executive may designate any beneficiary or beneficiaries (contingently or successively) to whom Performance Shares are to be paid if Executive dies during the Performance Period (or prior to receiving the payment of any Performance Shares earned for a Performance Period completed prior to his death), and may at any time revoke or change any such designation. Absent such designation, any payment due to Executive under this Agreement upon Executive’s death will be payable to Executive’s estate. The designation of a Beneficiary will be effective only when Executive has delivered a completed Designation of Beneficiary form to the Company’s Secretary. A successive designation of Beneficiary will revoke a prior designation. 11. Withholding of Taxes. Any taxes that the Company determines are required to be withheld upon settlement of the Performance Shares will be satisfied by the Company withholding from the Common Shares deliverable to Executive an aggregate number of Common Shares having a value equal to Executive’s tax withholding obligation (based on the Market Value per Share on the Settlement Date). To the extent that the amount of such taxes exceeds the value of the Common Shares to be delivered under this Agreement (or such taxes are required to be withheld at any time other than the Settlement Date), then the Company shall have the right in its sole discretion to (a) require Executive to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any other compensation payable in cash to Executive.] 12. Defined Terms. Capitalized terms used, but not defined, herein, shall have the meetings provided to them in the Plan. 13. Disputes and Conflicts. The Committee shall have the authority to determine all disputes and controversies concerning the interpretation of this Agreement. All determinations and decisions made in good faith by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee made in good faith shall be final, conclusive and binding on all persons. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. 14. Notices. All written notices and communications directed to the Company pursuant to this Agreement must be addressed to OMNOVA Solutions Inc., 25435 Harvard Road, Beachwood, Ohio 44122; Attention: Corporate Secretary. All communications directed to Executive pursuant to this Agreement will be mailed to the Executive’s current address as recorded on the payroll records of the Company.

EXHIBIT 10.11 4 15. Governing Law. To the extent not preempted by federal law, this Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio. 16. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this agreement comply with Section 409A of the Code and in no event shall the Company be liable hereunder for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A of the Code. [Remainder of page intentionally left blank; signature page follows.]

EXHIBIT 10.11 [Signature Page to Performance Shares Agreement] IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company and by the Executive as of the date first set forth above. OMNOVA Solutions Inc. By:__________________________ Frank P. Esposito Assistant General Counsel & Corporate Secretary Agreed to and accepted: __________________________________ [Executive full name] Sign and return one copy by [date] to OMNOVA Solutions Inc., 25435 Harvard Road, Beachwood, Ohio 44122; Attention: Corporate Secretary.

EXHIBIT 10.11 EXHIBIT 1 [Performance Period] MANAGEMENT OBJECTIVES 1. Purpose. This exhibit sets forth the Management Objectives that will be applied to determine the amount of Performances Shares to be received by the executive, if any, under the terms of the Agreement. This Exhibit 1 is incorporated into and forms a part of the Agreement. 2. Management Objectives and Calculation of Earned Performance Shares. The Management Objectives, and their respective weightings for purposes of determining the number of Performance Shares payable, are as follows: Performance Measure Weight Threshold Target Maximum [Special explanations for any performance goals] With respect to each Performance Measure, no performance shares will be earned for performance below the threshold objective, while no additional performance shares will be granted for above-maximum performance (and such above-maximum performance will earn the maximum number of performance shares). Performance between each level (e.g., between threshold and target, or target and maximum) will be interpolated to determine the number of Performance Shares earned for each Performance Measure. The number of shares earned for each Performance Measure will then be multiplied by its respective weight, and the sum of the weighted, earned Performance Shares will be the final number of Performance Shares earned by the Executive. 3. Performance Shares. The number of Performance Shares that can be earned by the Executive shall be determined in reference to the number of Performance Shares set forth in the below schedule: Threshold Target Maximum